EXHIBIT 99.77I


Sub-Item 77I:

Terms of new or amended securities.

Articles Supplementary to the Articles of Incorporation for First Pacific Mutual Fund, Inc., have been filed with the Securities and Exchange Commission as Exhibit 23(a)(3)on Form N-1A, PEA #27 and are incorporated by reference herein.

Articles of Amendment to the Articles of Incorporation for First Pacific Mutual Fund, Inc., have been filed with the Securities and Exchange Commission as Exhibit 23(a)(4) on Form N-1A, PEA #27 and are incorporated by reference herein.

                         ARTICLES SUPPLEMENTARY
                                  TO
                       ARTICLES OF INCORPORATION
                                  OF
                     FIRST PACIFIC MUTUAL FUND, INC.


		First Pacific Mutual Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

		FIRST: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

		SECOND: The total number of shares of Common Stock that the Corporation currently has authority to issue is one hundred million (100,000,000), with a par value of one cent ($.01) per share, and an aggregate par value of one million dollars ($1,000,000), forty million (40,000,000), par value four hundred thousand dollars ($400,000), of which shares are allocated and classified as follows:

                                                     Total Number of
Name of Series	                                   Shares Allocated

Hawaii Municipal Fund - Investor Class                  20,000,000
Hawaii Intermediate Fund - Investor Class               20,000,000

with sixty million shares (60,000,000) being unclassified shares of Common
Stock.


		THIRD: Pursuant to Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the
"Board") has reclassified Twenty Million (20,000,000) shares of the Corporation's authorized and classified, but unissued, shares of the Hawaii Intermediate Fund-Investor Class Common Stock, of the par value of One Cent ($.01) per share, as shares of the Hawaii Municipal Fund - Investor Class, pursuant to the following resolutions adopted at a regular meeting of the Board held on January 23, 2008:

		RESOLVED, that pursuant to authority expressly given to First Pacific Mutual Fund, Inc.'s (the "Company") Board of
Directors in Article V of the Company's Charter, the Board hereby reclassifies Twenty Million (20,000,000) authorized and classified, but unissued, shares of the Hawaii Intermediate Fund
- Investor Class Common Stock with a par value of One Cent ($.01) per share as shares of the Hawaii Municipal Fund - Investor
Class.

		FOURTH:  (a)	These Articles Supplementary do not increase
the total number of shares that the Company is authorized to issue or the aggregate par value thereof. The total number of shares of capital stock which the Company is presently authorized to issue remains One Hundred Million (100,000,000) shares of capital stock of the par value of One Cent ($0.01) per share and of the aggregate par value of One Million Dollars ($1,000,000).

		(b)	After the reclassification as provided in Article THIRD,
the number of shares of each authorized class of Common Stock, classified or remaining unclassified, are as follows:

       	Hawaii Municipal Fund - Investor Class:  Forty Million
	(40,000,000) shares of capital stock of the Company of the par value of One Cent ($0.01) per share and of the aggregate par value of Four Hundred Thousand Dollars ($400,000);

with sixty million shares (60,000,000) being unclassified shares of Common
Stock.

		FIFTH: The shares of the Corporation have been classified and reclassified by the Board of Directors as set forth herein pursuant to authority contained in the Corporation's Articles of Incorporation, as amended and supplemented.

		IN WITNESS WHEREOF, First Pacific Mutual Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the 6th day of March, 2008.


WITNESS:						FIRST PACIFIC MUTUAL FUND, INC.


/s/ Jean Chun Lee					/s/ Terrence K.H. Lee
Name:  Jean Chun Lee					Name:  Terrence K.H. Lee
Title: Secretary					Title:  President

                                  CERTIFICATE


		THE UNDERSIGNED, President of First Pacific Mutual Fund, Inc., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation, as amended and supplemented, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



								/s/ Terrence K.H. Lee
								Name:  Terrence K.H. Lee
								Title:  President